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                                                                 EXHIBIT 10(m)


          Stock Option Agreement, dated as of August 7, 1996, between The Scotts Company and Charles M. Berger


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                                STOCK OPTION AGREEMENT
                            (NON-QUALIFIED STOCK OPTIONS)


     THIS AGREEMENT is made to be effective as of August 7, 1996, by and between The Scotts Company, an Ohio corporation (the "Company"), and Charles M. Berger (the "Optionee").

                                     WITNESSETH:

     WHEREAS, the Board of Directors of The Scotts Company, a Delaware corporation ("Scotts Delaware"), adopted The Scotts Company 1992 Long Term Incentive Plan (the "1992 Plan") on November 11, 1992; and

     WHEREAS, the stockholders of Scotts Delaware, upon the recommendation of the Board of Directors of Scotts Delaware, approved the Plan at the Annual Meeting of Stockholders of Scotts Delaware held on February 25, 1993; and

     WHEREAS, pursuant to Section 2.04(a) of the Agreement of Merger, dated as of August 16, 1994, between Scotts Delaware and the Company, the Company assumed the Plan and all of the obligations of Scotts Delaware thereunder effective as of September 20, 1994, the effective date of the merger of Scotts Delaware with and into the Company; and

     WHEREAS, the Board of Directors of the Company adopted The Scotts Company 1996 Stock Option Plan (the "1996 Plan") on February 12, 1996; and

     WHEREAS, the shareholders of the Company, approved the 1996 Plan at the Annual Meeting of Shareholders of the Company held on April 9, 1996; and

     WHEREAS, the 1992 Plan and the 1996 Plan are hereinafter sometimes referred to collectively as "the Plans"; and

     WHEREAS, pursuant to the provisions of the Plans, the Board of Directors of the Company has appointed a Compensation and Organization Committee (the "Committee") to administer the Plans and the Committee has determined that options to acquire common shares, without par value (the "Common Shares"), of the Company should be granted to the Optionee under the terms and conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of the premises, the parties hereto make the following agreements, intending to be legally bound thereby:

     1. GRANT OF OPTIONS. The Company hereby grants to the Optionee two options (the "Options") to purchase a total of 250,000 Common Shares of the


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Company.  The first Option shall cover 150,000 Common Shares and be granted under the 1992 Plan, while the second Option shall cover 100,000 Common Shares and be granted under the 1996 Plan. The Options are not intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

     2.   TERMS AND CONDITIONS OF THE OPTIONS.

          (A) OPTION PRICE. The purchase price (the "Option Price") to be paid by the Optionee to the Company upon the exercise of each of the Options shall be $17.75 per share (being 100% of the Fair Market Value (as that term is defined in the Plans) for the Common Shares of the Company on the date of grant of the Options), subject to adjustment as provided in Section 3.

          (B) EXERCISE OF THE OPTIONS. The Options shall become vested and may be exercised as follows:

               (i) at any time, as to the 150,000 Common Shares subject to the Option granted under the 1992 Plan;

               (ii) assuming the Optionee is employed by the Company 12 months from the date of this Agreement, at any time after 12 months from the date of this Agreement, as to 50,000 of the Common Shares subject to the Option granted under the 1996 Plan; and

               (iii) assuming the Optionee is employed by the Company 24 months from the date of this Agreement, at any time after 24 months from the date of this Agreement, as to the remaining 50,000 of the Common Shares subject to the Option granted under the 1996 Plan.

     Subject to the other provisions of this Agreement and to the provisions of the Plans, if the Options become exercisable as to certain Common Shares, they shall remain exercisable as to those Common Shares until the date of expiration of the term of the Options. The Committee may, but shall not be required to (unless otherwise provided in this Agreement or in the Plans), accelerate the schedule of the time or times when the Options may first be exercised, but shall not shorten the Term of each Option set forth in Paragraph C of this
Section 2.

     The grant of the Options shall not confer upon the Optionee any right to continue in the employment of the Company nor limit in any way the right of the Company to terminate the employment of the Optionee at any time in accordance with law and the Company's governing corporate documents.

          (C) TERM OF OPTION. The Options shall in no event be exercisable after the expiration of ten years from the date of this Agreement.


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          (D)  METHOD OF EXERCISE.  To the extent that any portion of either
Option is exercisable, that portion of such Option may be exercised in whole or in part by delivering to the Committee in the care of the General Counsel or the Director, Legal Affairs of the Company, a written notice of exercise, signed by the Optionee or, in the event of the death of the Optionee, by such other person as is entitled to exercise the Option. The notice of exercise shall state the number of full Common Shares in respect of which the Option is being exercised. Payment for all such Common Shares shall be made to the Company at the time the Option is exercised. The Option Price may be paid in cash (including check, bank draft or money order) in U.S. dollars, or with the consent of the Committee, by the transfer by the Optionee to the Company of free and clear Common Shares already owned by the Optionee having a Fair Market Value (as that term is defined in the Plans) on the exercise date equal to the Option Price, or by a combination of cash and Common Shares already owned by the Optionee equal in the aggregate to the Option Price for the Common Shares being purchased. After payment in full for the Common
Shares to be purchased upon exercise of the Option has been made, the Company shall take all such action as is necessary to deliver appropriate share certificates evidencing the Common Shares purchased upon the exercise of the Option to the Optionee as promptly thereafter as is reasonably practicable.

          (E) SATISFACTION OF TAXES AND TAX WITHHOLDING REQUIREMENTS. The Company has the right to withhold, or require the Optionee to remit to the Company, an amount sufficient to satisfy any applicable federal, state or local withholding tax requirements. The Committee may permit the Optionee to elect
(i) to have Common Shares otherwise issuable under the applicable Plan withheld by the Company or (ii) to deliver to the Company free and clear Common Shares already owned by the Optionee having a Fair Market Value (as that term is defined in the Plans) on the exercise date sufficient to pay all or part of the Optionee's estimated total federal, state and local tax obligations.

     3. ADJUSTMENTS AND CHANGES IN THE COMMON SHARES. In the event of any share dividend or share split, recapitalization (including, without limitation, the payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to shareholders, exchange of shares, or other similar corporate change, appropriate adjustments shall be made by the Committee in the number of Common Shares and Option Price applicable to the Options to reflect such change.

     4. CHANGE OF CONTROL PROVISIONS. In the event of a Change of Control (as defined in the Plans), the Options shall be canceled in exchange for the payment to the Optionee of cash in an amount equal to the excess of the highest price paid for Common Shares of the Company during the preceding 30 day period over the exercise price for such Options. Notwithstanding the foregoing, if the Committee determines that the Optionee will receive a new award (or have the Options honored in a manner which preserves its value and eliminates the risk that the value of the Options will be forfeited due to involuntary termination), no cash payment will be made as a result of a


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Change of Control. If any cash payment with respect to the Options would result in the Optionee's incurring potential liability under Section 16(b) of the Securities Exchange Act of 1934, the cash payment will be deferred until the first time at which such cash payment may be made without subjecting the Optionee to such potential liability under Section 16(b) by reason of such cash payment.

     5. NONTRANSFERABILITY OF THE OPTIONS. The Options may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. The Options may not be exercised during the lifetime of the Optionee except by the Optionee.

     6.   EXERCISE AFTER TERMINATION OF EMPLOYMENT.

          (A) In the event of the termination of the Optionee's employment by reason of retirement, Disability (as that term is defined in the Plans), or death, the Options may thereafter be exercised in full (whether or not then exercisable by their terms) for a period of five years, subject to the stated term of the Options.

          (B) In the event of the Company's termination of the Optionee's employment for Cause, as defined in that certain Employment Agreement entered into between the Optionee and the Company as of even date herewith, the Options shall be forfeited.

          (C) In the event of the Optionee's termination of employment for any reason other than retirement, Disability, death or for Cause, the Options shall be exercisable, to the extent exercisable at the date of termination of employment, for a period of 90 days, subject to the stated term of the Options.

     7. RESTRICTIONS OF TRANSFER OF COMMON SHARES. Anything contained in this Agreement or elsewhere to the contrary notwithstanding:

          (A) The Options shall not be exercisable for the purchase of any Common Shares subject thereto except for:

               (i) Common Shares subject thereto which at the time of such exercise and purchase are registered under the Securities Act of 1933, as amended (the "1933 Act");

               (ii) Common Shares subject thereto which at the time of such exercise and purchase are exempt or are the subject matter of an exempt transaction or are registered by description, by coordination or by qualification, or at such time are the subject matter of a transaction which has been registered by description, all in accordance with Chapter 1707 of the Ohio Revised Code, as amended; and


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               (iii) Common Shares subject thereto in respect of which the laws of any state applicable to such exercise and purchase have been satisfied.

                     The Company hereby covenants that it shall have adequate amounts of Common Shares available, at all times after the Options are exercisable in whole or in part, to satisfy the foregoing, and shall take all necessary actions to insure compliance with the foregoing conditions.

          (B) If any Common Shares subject to the Options are sold or issued upon the exercise thereof to a person who (at the time of such exercise or thereafter) is an affiliate of the Company for purposes of Rule 144 promulgated under the 1933 Act, then upon such sale and issuance:

               (i) such Common Shares shall not be transferable by the holder thereof, and neither the Company nor its transfer agent or registrar, if any, shall be required to register or otherwise to give effect to any transfer thereof and may prevent any such transfer, unless the Company shall have received an opinion from its counsel to the effect that any such transfer would not violate the 1933 Act; and

               (ii) the Company may cause each share certificate evidencing such Common Shares to bear a legend reflecting the applicable restrictions on the transfer thereof.

          (C) Any share certificate issued to evidence Common Shares as to which the Options have been exercised may bear such legends and statements as shall be required to comply with applicable federal and state laws and regulations, provided that this paragraph does not relieve the Company of its obligations pursuant to Section 7(A) above.

          (D) Nothing contained in this Agreement (other than Paragraph 7(A)(iii)) or elsewhere shall be construed to require the Company to take any action whatsoever to make the Options exercisable or to make transferable any Common Shares purchased and issued upon the exercise of the Options.

     (8) RIGHTS OF THE OPTIONEE AS A SHAREHOLDER. The Optionee shall have no rights or privileges as a shareholder of the Company with respect to any Common Shares of the Company covered by the Options until the date of exercise.

     (9) PLANS AS CONTROLLING. All terms and conditions of the Plans on the effective date hereof applicable to the Options which are not set forth in this Agreement shall be deemed incorporated herein by reference. In the event that any term or condition of this Agreement is inconsistent with the terms and conditions of the Plans, the Plans shall be deemed controlling.


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     (10) GOVERNING LAW.  This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.

     (11) RIGHTS AND REMEDIES CUMULATIVE. All rights and remedies of the Company and of the Optionee enumerated in this Agreement shall be cumulative and, except as expressly provided otherwise in this Agreement, none shall exclude any other rights or remedies allowed by law or in equity, and each of said rights and remedies may be exercised and enforced concurrently.

     (12) CAPTIONS. The captions contained in this Agreement are included only for convenience of reference and do not define, limit, explain or modify this Agreement or its interpretation, construction or meaning and are in no way to be construed as a part of this Agreement.

     (13) SEVERABILITY. If any provision of this Agreement or the application of any provision hereof to any person or any circumstance shall be determined to be invalid or unenforceable, then such determination shall not affect any other provision of this Agreement or the application of such provision to any other person or circumstance, all of which other provisions shall remain in full force and effect, and it is the intention of each party to this Agreement that if any provision of this Agreement is susceptible of two or more constructions, one of which would render the provision enforceable and the other or others of which would render the provision unenforceable, then the provision shall have the meaning which renders it enforceable.

     (14) NUMBER AND GENDER. When used in this Agreement, the number and gender of each pronoun shall be construed to be such number and gender as the context, circumstances or its antecedent may require.

     (15) ENTIRE AGREEMENT. This Agreement constitutes the entire Agreement between the Company and the Optionee in respect of the subject matter of this Agreement, and this Agreement supersedes all prior and contemporaneous agreements between the parties hereto in connection with the subject matter of this Agreement. No change, termination or attempted waiver of any of the provisions of this Agreement shall be binding upon any party hereto unless contained in a writing signed by the party to be charged.

     (16) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and assigns (including successive, as well as immediate, successors and assigns) of the Company.


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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed to be effective as of the date first written above.

                                        COMPANY:

                                        The Scotts Company,
                                        an Ohio corporation

                                        By:  /S/ P. D. YEAGER
                                             ------------------------------

                                        Its: Executive Vice President and
                                             Chief Financial Officer

                                        OPTIONEE:

                                        Charles M. Berger

                                             /S/ CHARLES M. BERGER
                                         -----------------------------------
                                             Signature of Optionee

                                         Address:  40 Hill Road
                                                   Sands Point, NY 11050

                                         SSN: ###-##-####









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